                                                                     EXHIBIT 1.0

                                 MATTEL, INC.

                                 $400,000,000

                          Series D Medium-Term Notes

                 Due More Than Nine Months From Date of Issue


                            DISTRIBUTION AGREEMENT


                                                                  April 16, 1999

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010

Dear Sirs:

          Mattel, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $400,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of its Series D Medium-Term Notes due more than nine months from date of issue (the "Notes"). The Notes will be issued under an Indenture, dated as of February 15, 1996 (the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly Chemical Trust Company of California), as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

          The Company hereby appoints Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Credit Suisse First Boston Corporation ("Credit Suisse First Boston") (individually, an "Agent" and collectively, the "Agents") as its exclusive agents, subject to Section 12, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any

Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-68017) for the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 of the Rules and regulations of the Commission promulgated pursuant to the Securities Act. Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit), including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or otherwise, are referred to herein as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. If the Company elects to rely on Rule 434 promulgated pursuant to the Securities Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Agents by the Company in reliance on such Rule 434 (the "Rule 434 Prospectus"). Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained," "included," "stated," "described in," or "referred to" in the Registration Statement or the Prospectus shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to "amendments" or "supplements" to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company files a registration statement to register a portion of the Notes and relies on Rule 462(b) promulgated pursuant to the Securities Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-68017) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act.

          1.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to and agrees with each Agent as of the Commencement Date (as defined below), as of each time the Company accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement), as of each time the Company issues and delivers Notes and as of each time the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to

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relate to the Registration Statement, the Basic Prospectus and the Prospectus,
each as amended or supplemented to each such time):

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened to the Company by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied, or will comply when so filed, in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by such Agent expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee or (C) information, if any, contained in the Registration Statement or Prospectus relating to The Depository Trust Company or its book-entry system and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any time on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

               (c) The financial statements of the Company and its consolidated subsidiaries set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

               (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (e) Each "significant subsidiary" (as defined in Regulation S-X of the Securities Act) of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, except to the extent that the failure of any such subsidiary, singly or in the aggregate, to be so duly incorporated or validly existing or to have such corporate power and authority, would not have a material adverse effect on the Company and its subsidiaries taken as a whole or on the business of the Company and its subsidiaries taken as a whole. Each such subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure of any such subsidiary, singly or in the aggregate, to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

               (f) This Agreement has been duly authorized, executed and delivered by the Company and any applicable Written Terms Agreement (as hereinafter defined), when executed and delivered, will be duly authorized, executed and delivered by the Company.

               (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as such enforceability may be limited by
     (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (h) The Notes have been duly authorized and established as a series of securities under the Indenture and, when the terms of a particular Note and its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Note has been duly completed, executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof as contemplated by this Agreement, such Note will be entitled to the benefits of the Indenture and will be a valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by
     (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (i) The execution and delivery by the Company of this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement, and the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not (A) violate any provision of applicable law or the certificate of incorporation or by-laws of the Company or (B) breach in any material respect or otherwise violate in any material respect any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the Securities Act, the Trust Indenture Act, the rules and regulations of any securities exchange where the Notes may be listed, linked or indexed, and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to, or incorporated by reference in, the Registration Statement that are not described or filed or incorporated as required.

               (l) The Company or one or more of its subsidiaries own or possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") employed by them in connection with the business operated by them, except to the extent that the failure to own or possess the Intellectual Property would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to result in any material adverse change, or any notice of any other development with respect to the foregoing involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, except as may be described in writing to, and accepted for exclusion by, the Agents.

               (m) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (n) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or the use, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
     (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (o) Neither the Company nor any of its subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of Company or any of its subsidiaries, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction; and neither the Company nor any of its subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers, except in either case where such actions, individually or in the aggregate, are not reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          Notwithstanding the foregoing, the representations and warranties set forth in Section 1(b)(iii) and (iv), (h) (except as to due authorization of the Notes) and (i), when made as of the Commencement Date, with respect to any Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

          2.   Solicitations as Agent; Purchases as Principal.
               ----------------------------------------------

               (a)  Solicitations as Agent.  In connection with an Agent's
                    ----------------------
     actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

               The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. As soon as practicable, but in any event not later than one business day in New York, after receipt of notice from the Company, the Agents will suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however,
                                                              --------  -------
     that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

               The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:

                   Term                                Commission Rate
                   ----                                ---------------

     From 9 months to less than 1 year                     0.125%
     From 1 year to less than 18 months                    0.150%
     From 18 months to less than 2 years                   0.200%
     From 2 years to less than 3 years                     0.250%
     From 3 years to less than 4 years                     0.350%
     From 4 years to less than 5 years                     0.450%
     From 5 years to less than 6 years                     0.500%
     From 6 years to less than 9 years                     0.550%
     From 9 years to less than 15 years                    0.600%
     From 15 years to less than 20 years                   0.700%
     From 20 years to less than 30 years                   0.750%
     30 years and beyond                              To be negotiated

               Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

               (b)  Purchases as Principal.  Each sale of Notes to an Agent as
                    ----------------------
     principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either
     (i) a written agreement between such Agent and the Company, which may be substantially in the form of Exhibit A hereto (a "Written Terms

     Agreement"), or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company.

               An Agent's commitment to purchase Notes pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

               Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

               Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

               (c)  Administrative Procedures.  The Agents and the Company
                    -------------------------
     agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

               (d)  Delivery.  The documents required to be delivered by
                    --------
     Section 4 of this Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the Los Angeles office of O'Melveny & Myers LLP, counsel for the Agents, not later than 1 p.m., Los Angeles time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing. The date of delivery of such documents is referred to herein as the "Commencement Date."

               (e)  Obligations Several.  The Company acknowledges that the
                    -------------------
     obligations of the Agents under this Agreement are several and not joint.

          3.   Agreements.  The Company agrees with each Agent that:
               ----------

               (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus

     Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that
                                                      --------  -------
     (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or pursuant to Item 5 (including related exhibits filed pursuant to Item 7) of Form 8-K, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

               (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents communicated to the Company or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable securities law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, reasonably satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, reasonably satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may reasonably request in connection with the preparation and filing of such amendment or supplement.

               (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

               (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

               (e) The Company will endeavor to arrange for the qualification of the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request; provided, however, that the Company shall not be required to (i) qualify as
     --------  -------
     a foreign corporation or as a dealer in securities; (ii) file a general consent to service of process; or (iii) subject itself to taxation in any such jurisdiction.

               (f) The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

               (g) The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

               (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by the Agents in connection with or relating to this Agreement; provided that any advertising expenses (including tombstones) incurred by the Agents shall have been approved by the Company.

               (i) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously agreed to be sold by the Company, and
     (iii) commercial paper and short-term bank loans issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

          4.   Conditions of the Obligations of the Agents.  Each Agent's
               -------------------------------------------
obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase

Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

               (a)  Prior to such solicitation or purchase, as the case may be:

                    (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

                    (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities, or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

                    (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

     (A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made, or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

               (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date.

               The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

               (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

                    (i) The opinion, dated as of such date, of Irell & Manella LLP, counsel for the Company to the effect that:

                         (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in the State of California;

                         (B) each of this Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the Company;

                         (C) the Indenture has been qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (iii) certain rights, remedies and waivers contained in the Indenture or the Notes may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Indenture invalid or unenforceable as a whole;

                         (D) the Notes have been duly authorized and, when the final terms of a particular Note and its issuance and sale have been established in accordance with the provisions of the Indenture and when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as may be limited by (i) the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally; (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (iii) certain rights, remedies and waivers contained in the Indenture or the Notes may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Indenture invalid or unenforceable as a whole;

                         (E) the execution and delivery by the Company of this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement, the issuance and sale of the Notes and the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not (A) violate the certificate of incorporation or bylaws, as amended, of the Company, (B) violate any Applicable Laws, (C) to the best of such counsel's knowledge, violate, breach or result in a default or event of default under, any agreement or other instrument listed as an exhibit to any of the documents filed by the Company pursuant to the Exchange Act and incorporated by reference in the Registration Statement or (D) breach or otherwise violate any obligation of or restriction on the Company under any judgment, decree or order, known to such counsel, of any court or Governmental Authority entered in any proceeding to which the Company was or is now a party or by which it is bound (provided, however, that such counsel may state that
                            --------  -------
               no opinion is expressed as to the securities or Blue Sky laws of the various jurisdictions in which the Notes are to be offered or sold) and that no Governmental Approval is required in connection with the issuance and sale of the Notes other than registration thereof under the Securities Act, qualifications of the Indenture under the Trust Indenture Act, and such registrations or qualifications as may be necessary under the securities or

               Blue Sky laws of the various United States jurisdictions in which the Notes are to be offered or sold.

               For purposes of the opinion contained in the foregoing paragraph, the term "Applicable Law" means the Delaware General Corporation Law and the laws of the State of California and of the United States of America which such counsel has, in the exercise of customary diligence, recognized as applicable to the Company or the transactions of the type contemplated by this Agreement; the term "Governmental Authority" shall mean any California or federal executive, legislative, judicial, administrative or regulatory body; and the term "Governmental Approval" means any order, consent, permit or approval of any Governmental Authority pursuant to Applicable Laws.

                         (F) the statements (1) in the Prospectus, as then amended or supplemented, under the captions "Description of Notes," "Description of Debt Securities" and "United States Income Tax Consequences to Holders" and (2) in the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings and fairly summarize, in all material respects, the matters referred to therein;

                         (G) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject or any developments in such proceedings that are required to be described or incorporated therein by reference, in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or incorporated therein by reference, or of any statutes or regulations that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not so described or filed or incorporated as required;

                         (H) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                         (I) the Registration Statement has been declared effective under the Act; the Prospectus, as then amended or supplemented, has been filed as required hereunder; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                         (J) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented (except for financial statements and schedules included therein as to which such counsel need not express any opinion), complied on their face when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to comply in all material respects with the requirements as to form for registration statements on Form S-3 and the related rules and regulations then in effect, except that in each case such counsel need not express an opinion as to (i) the financial statements and schedules included or incorporated by reference therein or excluded therefrom or (ii) the Form T-1; and

                         (K) no facts have come to the attention of such counsel that would lead such counsel to believe that (1) (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, as then amended, if applicable, when such part became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an
                                               --------
               opinion delivered on the Commencement Date or pursuant to Section 5(c), the belief set forth in clause (2) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

                    (ii) The opinion, dated as of such date, of the general counsel or the assistant general counsel of the Company, to the effect that:

                         (A) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                         (B) based upon opinions, oral or written, of foreign counsel, or of certificates of governmental officials, each of the subsidiaries of the Company meeting the definition of "Significant Subsidiary" under Regulation S-X of the Commission has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on such subsidiary;

                         (C) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, any applicable Written Terms Agreement, the Notes and the Indenture will not breach in any material respects any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the knowledge of such counsel, violate any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, any applicable Terms Agreement, the Notes and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes or as may have been previously obtained;

                         (D) to the best of such counsel's knowledge, the Company or one or more of its subsidiaries own or possess the Intellectual Property employed by them in connection with the business operated by them, except to the extent that the failure to own or possess the Intellectual Property would not reasonably be expected have a material adverse effect on the Company and its subsidiaries taken as a whole;

                         (E) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject or any development in such proceedings that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described, or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement, that are not so described or filed or incorporated as required; and

                           (F) no facts have come to the attention of such counsel that would lead such counsel to believe that (1) (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, as then amended, if applicable, when such part became effective did not and, as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an
                                               --------
               opinion delivered on the Commencement Date or pursuant to Section 5(b), the belief set forth in clause (2) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

                    (iii) The opinion, dated as of such date, of O'Melveny & Myers LLP, counsel for the Agents, covering the matters in subparagraphs (B), (C), (D) and (F) (but only with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" and "Description of Debt Securities"), and that nothing has come to their attention with respect to the matters in subparagraph (K) in paragraph (c)(i) above.

               Notwithstanding the foregoing, the opinions described above, when contained in an opinion delivered on the Commencement Date or pursuant to Sections 5(b) or 5(c), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

               With respect to subparagraph (K) of paragraph (c)(i) above, Irell & Manella LLP may state that their opinion and belief are based upon their participation in conferences in connection with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to subparagraph (K) of paragraph (c)(iii) above, O'Melveny & Myers LLP may state that their opinion and belief are based upon their participation in conferences in connection with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated therein by reference) and review of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

               The opinion of Irell & Manella LLP described in paragraph (c)(i) above shall be rendered to the relevant Agents at the request of the Company and shall so state therein.

               (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

               (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

          5.   Additional Agreements of the Company.
               ------------------------------------

               (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial or for an amendment or supplement by filing of a Form 8-K which the Company deems to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(b) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

               (b)  Each time the Company furnishes a certificate pursuant to
     Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent a written opinion of the general counsel or assistant general counsel of the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(c)(ii), as the case may be, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

               (c) Each time the Company files a Form 10-K or an amendment to a Form 10-K and each time a Terms Agreement calls for a written opinion of independent counsel for the Company, the Company will furnish or cause to be furnished forthwith to each Agent a written opinion of independent counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(c)(i), as the case may be, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

               (d) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

          6.   Indemnification and Contribution.
               --------------------------------

               (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein.

               (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

           (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and of each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this
     Section 6 shall be several (in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and not joint.

           (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro
                                                                             ---
     rata allocation (even if the Agents were treated as one entity for such
     ----
     purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          7.   Position of the Agents.  In acting under this Agreement and in
               ----------------------
connection with the sale of any Notes by the Company (other than Notes sold to an Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

          8.   Termination.  This Agreement may be terminated at any time by the
               -----------
Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an offer
                            --------
to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

          9.   Representations and Indemnities to Survive.  The respective
               ------------------------------------------
indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

          10.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Manager, Continuously Offered Products (telefax number: 212-761-0780), with a copy to 1585 Broadway, 34th Floor, New York, New York 10036, Attention: Peter Cooper, Investment Banking Information Center (telefax number: 212-761-0260), or, if sent to Credit Suisse First Boston, will be mailed, delivered or telefaxed and confirmed to Credit Suisse First Boston at Eleven Madison Avenue, New York, New York 10010,
Attention: Short and Medium Term Finance (telefax number: 212-325-8183), with a copy to Helena M. Willner at the above address, or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 333 Continental Boulevard, El Segundo, California 90245-5012, Attention:

William Stavro, Senior Vice President and Treasurer (telefax number: 310-252-
3215), with a copy to Lee B. Essner, Esq., Assistant General Counsel.

          11.  Successors.  This Agreement and any Terms Agreement will inure to
               ----------
the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

          12.  Amendments.  This Agreement may be amended or supplemented if,
               ----------
but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on
                        --------
seven days' prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

          13.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14.  Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the internal laws of the State of New York.

          15.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                 Very truly yours,

                                 MATTEL, INC.



                                 By: /s/ Lee B. Essner
                                    --------------------------------------
                                     Assistant Secretary



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED



By: /s/ Michael Fusco
   ---------------------------------


CREDIT SUISSE FIRST BOSTON CORPORATION



By: /s/ Mike Hartmeier
    --------------------------------

                                                                       EXHIBIT A



                                 MATTEL, INC.

                          SERIES D MEDIUM-TERM NOTES

                                TERMS AGREEMENT


                                                             __________ __, 19__

Mattel, Inc.
333 Continental Boulevard
El Segundo, California  90245-5012

Attention:

               Re:  Distribution Agreement dated as of
                    April 16, 1999 (the "Distribution Agreement")
                    -----------------------------------------------


          We agree to purchase your Series D Medium-Term Notes (the "Notes") having the following terms:

          We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:


                       Name                                Principal Amount
                       ----                                     of Notes
                                                             -------------
Morgan Stanley & Co. Incorporated

Credit Suisse First Boston Corporation





                                        Total...............$
                                                             =============

The Notes shall have the following terms:

All Notes:                         Fixed Rate Notes:                            Floating Rate Notes:
----------                         ----------------                             -------------------
Principal amount:                  Interest Rate:                               Base rate:

Purchase price:                    Applicability of modified payment            Index maturity:
                                   upon acceleration:

Price to public:                   If yes, state issue price:                   Spread:

Settlement date and time:          Amortization schedule:                       Spread multiplier:

Place of delivery:                                                               Alternate rate event spread:

Specified currency:                                                              Initial interest rate:

Maturity date:                                                                   Initial interest reset date:

Initial accrual period OID:                                                      Interest reset dates:

Total amount of OID:                                                             Interest reset period:

Original yield to maturity:                                                      Maximum interest rate:

Optional repayment date(s):                                                      Minimum interest rate:

Optional redemption date(s):                                                     Interest payment period:

Initial redemption date:                                                         Interest payment dates:

Initial redemption percentage:                                                   Calculation agent:

Annual redemption percentage decrease:

Other terms:

          The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

          If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as _______________________________ may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that
                       --------
any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to _________________________________________ and the Company for
the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either _________________________________________ or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.

          This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.

          The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:



                           MORGAN STANLEY & CO. INCORPORATED



                           By:_____________________________________
                              Name:
                              Title:


                           CREDIT SUISSE FIRST BOSTON  CORPORATION



                           By:_____________________________________
                              Name:
                              Title:



Accepted:

MATTEL, INC.


By:______________________
     Name:
     Title:

                                                                       EXHIBIT B

                                 MATTEL, INC.

                          SERIES D MEDIUM-TERM NOTES

                           ADMINISTRATIVE PROCEDURES

                   ----------------------------------------
     Explained below are the administrative procedures and specific terms of the offering of Series D Medium-Term Notes (the "Notes"), on a continuous basis by Mattel, Inc. (the "Company") pursuant to the Distribution Agreement, dated as of April 16, 1999 (the "Distribution Agreement") among the Company and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), and Credit Suisse First Boston Corporation ("Credit Suisse First Boston") (the "Agents"). The Notes will be issued under an Indenture dated as of February 15, 1996 (the "Indenture") between the Company and Chase Trust Company of California (formerly Chemical Trust Company of California), as trustee (the "Trustee"). In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Notes.

     The Trustee will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note. Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined.

     For purposes of these Administrative Procedures, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York, New York.

     The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.

            PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation dated as of April 11, 1996, and a Bring-Down Letter of Representation dated as of January 14, 1999 from the Company and the Trustee to DTC, and a Medium-Term Note Certificate Agreement between Chemical Bank as agent for the Trustee and DTC, dated as of December 2, 1988 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                    On any date of settlement (as defined under
                             "Settlement" below) for one or more Book-Entry
                             Notes, the Company will issue a single global security in fully registered form without coupons
                             (a "Global Security") representing up to U.S.
                             $200,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity
                             Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest Accrual Date," which will be
                             (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor
                             Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued
                             Global Security. Book- Entry Notes may be payable only in U.S. dollars. No Global Security will represent any Certificated Note.

Denominations:               Book-Entry Notes will be issued in principal
                             amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S.
                             $1,000. Global Securities will be denominated in principal amounts not in excess of U.S.
                             $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global
                             Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes.
                             In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation of Pricing   If any offer to purchase a Book-Entry Note is accepted
Supplement:              by or on behalf of the Company, the Company will
                         prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note. The Company (i) will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended, and (ii) will, as soon as possible and in any event not later than 11:00 a.m. on the Business Day immediately following the applicable trade date, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request at the following address:

                         If to Morgan Stanley:

                                  Morgan Stanley & Co. Incorporated
                                  1585 Broadway, 2nd Floor
                                  New York, New York 10036
                                  Attn: Medium Term Note Trading Desk, Carlos
                                        Cabrera
                                  Telephone: (212) 761-4000
                                  Telecopy:  (212) 761-0780

                         If to Credit Suisse First Boston:

                                  Credit Suisse First Boston Corporation
                                  5 World Trade Center, 7th Floor
                                  New York, New York  10048
                                  Attn:  Ms. Joan Bryan
                                  Telephone: (212) 322-5105
                                  Telecopy:  (212) 803-4096

                                  with a copy to:

                                  Credit Suisse First Boston Corporation
                                  Short and Medium Term Finance
                                  Eleven Madison Avenue
                                  New York, New York  10010
                                  Attn:  Helena Willner
                                  Telephone: (212) 325-7198
                                  Telecopy:  (212) 325-8183

                         In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:              The receipt by the Company of immediately available
                         funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute ?settlement?
                         with respect to such Note. All offers accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next
                         Business Day.

Settlement Procedures:   Settlement Procedures with regard to each Book-Entry
                         Note sold by the Company to or through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                         A. The relevant Agent will advise the Company by telephone that such Note is a Book-Entry
                              Note and of the following settlement information:

                              1.   Principal amount.

                              2.   Maturity Date.

                              3. In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually or semi-annually and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Date, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), and the Alternate Rate Event Spread (if any).

                              4.   Redemption or repayment provisions (if any).

                              5.   Settlement date and time (Original Issue
                                   Date).

                              6.   Interest Accrual Date.

                              7.   Price.

                              8. Agent's commission (if any) determined as provided in the Distribution Agreement.

                              9.   Whether the Note is an Original Issue
                                   Discount Note (an "OID Note"), and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                              10. Whether the Note is an Indexed Note, and if it is an Indexed Note, the Denominated Currency, the Indexed Currency or Currencies, the Payment Currency, the Exchange Rate Agent, the Reference Dealers, the Face Amount, the Fixed Amount of each Indexed Currency, the Aggregate Fixed Amount of each Indexed Currency and the Authorized Denominations (if other than U.S. Dollars).

                              11. Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date and the Final Maturity Date.

                              12. Whether the Company has the option to extend the Original Maturity Date of the Note, and if so, the Final Maturity Date of such Note.

                              13. Whether the Company has the option to reset the Interest Rate, the Spread or the Spread Multiplier of the Note.

                              14.  Any other applicable terms.

                         B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A?" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the relevant Agent of such CUSIP number by telephone as soon as practicable.

                         C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, to all relevant Agents and the CUSIP Bureau of Standard & Poor's Corporation:

                              1.   The information set forth in Settlement
                                   Procedure "A".

                              2. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

                              3.   The CUSIP number of the Global Security
                                   representing such Note.

                              4. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                              5. Whether such Note is an Amortizing Note (by an appropriate notation in the comments field of DTC's Participant Terminal System).

                              6. The number of participant accounts to be maintained by DTC on behalf of the relevant Agent and the Trustee.

                         D. The Trustee will complete and authenticate the Global Security representing such Note.

                         E. DTC will credit such Note to the Trustee?s participant account at DTC.

                         F. The Trustee will enter an SDFS deliver order through DTC?s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee?s participant account and credit such Note to the relevant Agent?s participant account and
                              (ii) debit such Agent?s settlement account and credit the Trustee?s settlement account for an amount equal to the price of such Note less such Agent?s commission (if any). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the MTN Certificate Agreement.

                         G. Unless the relevant Agent is the end purchaser of such Note, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent?s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                         H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                         I. The Trustee will credit to the account of the Company maintained with respect to any transaction conducted in U.S. Dollars at Bank of America, Concord, California 94520, account number 12354-11470, to the account of Mattel Toys, ABA #121000358, or such other account as the Company shall have specified to such Agent and the Trustee, and with respect to any transaction conducted in any Specified Currency other than U.S. Dollars, to such account as the Company shall have specified to such Agent and the Trustee, in immediately available funds the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                         J. Unless the relevant Agent is the end purchaser of such Note, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                         K. Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement Procedures    For sales by the Company of Book-Entry Notes to or
Timetable:               through an Agent (unless otherwise specified pursuant
                         to a Terms Agreement) for settlement on the first
                         Business Day after the sale date, Settlement Procedures
                         "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

                              Settlement
                              Procedure                    Time
                              ---------                    ----
                                 A               11:00 A.M. on sale date
                                 B               12:00 Noon on sale date
                                 C                2:00 P.M. on sale date
                                 D                9:00 A.M. on settlement date
                                 E               10:00 A.M. on settlement date
                                 F-G              2:00 P.M. on settlement date
                                 H                4:45 P.M. on settlement date
                                 I-J              5:00 P.M. on settlement date

                         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                         If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:       If the Trustee fails to enter an SDFS deliver order
                         with respect to a Book-Entry Note pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service
                         Bureau of Standard & Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global
                         Security, the Trustee will exchange such Global
                         Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global
                         Security and shall bear the CUSIP number of the surrendered Global Security.

                         If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                         In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

           PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

                  The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:                Each Certificated Note will be dated and issued as of
                         the date of its authentication by the Trustee. Each
                         Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original
                         Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note
                         (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated
                         Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Pricing   If any offer to purchase a Certificated Note is
Supplement:              accepted by or on behalf of the Company, the Company
                         will prepare a Pricing Supplement reflecting the terms of such Note. The Company (i) will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than 11:00 a.m. on the Business Day immediately following the applicable trade date, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request at the following address:

                         If to Morgan Stanley:

                                  Morgan Stanley & Co. Incorporated
                                  1585 Broadway, 2nd Floor
                                  New York, New York 10036
                                  Attn:  Medium Term Note Trading Desk, Carlos
                                          Cabrera
                                  Telephone: (212) 761-4000
                                  Telecopy:  (212) 761-0780

                         If to Credit Suisse First Boston:

                                  Credit Suisse First Boston Corporation
                                  Short and Medium Term Finance
                                  Eleven Madison Avenue
                                  New York, New York  10010
                                  Attn:  Helena Willner
                                  Telephone: (212) 325-7198
                                  Telecopy:  (212) 325-8183

                         In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:              The receipt by the Company of immediately available
                         funds in exchange for an authenticated Certificated
                         Note delivered to the relevant Agent and such Agent?s delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business Day.

Settlement Procedures:   Settlement Procedures with regard to each Certificated
                         Note sold by the Company to or through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                         A. The relevant Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                              1.   Name in which Note is to be registered
                                   ("Registered Owner"?).

                              2. Address of the Registered Owner and address for payment of principal and interest.

                              3.   Taxpayer identification number of the
                                   Registered Owner (if available).

                              4.   Principal amount.

                              5.   Maturity Date.

                              6. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semi-annually and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                              7.   Redemption or repayment provisions (if any).

                              8.   Settlement date and time (Original Issue
                                   Date).

                              9.   Interest Accrual Date.

                              10.  Price.

                              11. Agent's commission (if any) determined as provided in the Distribution Agreement.

                              12.  Denominations.

                              13.  Specified Currency.

                              14. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

                              15. Whether the Note is an Indexed Note, and if it is an Indexed Note, the Denominated Currency, the Indexed Currency or Currencies, the Payment Currency, the Exchange Rate Agent, the Reference Dealers, the Face Amount, the Fixed Amount of each Indexed Currency, the Aggregate Fixed Amount of each Indexed Currency and the Authorized Denominations (if other than U.S. Dollars).

                              16. Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date and the Final Maturity Date.

                              17. Whether the Company has the option to extend the Original Maturity Date of the Note, and, if so, the Final Maturity Date of such Note.

                              18. Whether the Company has the option to reset the Interest Rate, the Spread or the Spread Multiplier of the Note.

                              19.  Any other applicable terms.

                         B. The Company will advise the Trustee by telephone or electronic transmissions (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

                         C. The Company will have delivered to the Trustee a packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                              1.   Note with customer confirmation.

                              2.   Stub One - for the Trustee.

                              3.   Stub Two - for the relevant Agent.

                              4.   Stub Three - for the Company.

                         D.   The Trustee will complete such Note and
                              authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent at the following applicable addresses: If to Morgan Stanley to Bank of New York, Dealer Clearance Department, Window B, 1 Wall Street, 4th Floor, New York, New York 10005,
                              Attn: For the Account of Morgan Stanley & Co., and if to Credit Suisse First Boston to Five World Trade Center, New York, New York 10048, Attn: Paul Riley. Such Agent will acknowledge receipt of the Note by stamping or otherwise mailing Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt of evidence that instructions have been given by such Agent for payment to the account of the Company with respect to any transaction conducted in U.S. Dollars at Bank of America, Concord, California 94520, account number 12354-11470, to the account of Mattel Toys, ABA #121000358, or such other account as the Company shall have specified to such Agent and the Trustee, and with respect to any transaction conducted in any Specified Currency other than U.S. Dollars, to such account as the Company shall have specified to such Agent and the Trustee, in immediately available funds, of an amount equal to the price of such Note less such Agent's commission (if any). In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                         E. Unless the relevant Agent is the end purchaser of such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                         F. The Trustee will send Stub Three to the Company by first-class mail. Monthly, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement Procedures    For sales by the Company of Certificated Notes to or
Timetable:               through an Agent (unless otherwise specified pursuant
                         to a Terms Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

                               Settlement
                               Procedure                                   Time
                               ---------                                   ----
                                     A                      2:00 P.M. on the day before settlement date
                                     B                      3:00 P.M. on the day before settlement date
                                    C-D                     2:15 P.M. on settlement date
                                     E                      3:00 P.M. on settlement date
                                                            5:00 P.M. on settlement date

Failure to Settle:       If a purchaser fails to accept delivery of and make
                         payment for any Certificated Note, the relevant Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the price of such Note less such Agent's commission in respect of such Note (if any). Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee's records and send such Note to the Company.